UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2026
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 000-16509

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                              ☐

1.01    Entry into a Material Definitive Agreement

On October 5, 2026, Citizens, Inc. (the “Company”) entered into a Master Software as a Service Agreement (the "Master Agreement") with Bestow Agency LLC, a Delaware limited liability company ("Bestow"), pursuant to which the Company obtained hosted access to Bestow’s proprietary web-based software as a service platform (the “Platform”) for use in connection with the Company’s insurance processing, underwriting, policy administration, and related functions. In connection with the Master Agreement, the Company and Bestow also entered into Order No. 1 — Agent Assisted — Final Expense — Build Implementation Order to the Master Agreement (the “Build Order”) and Order No. 2 — Agent-Assisted Final Expense — Run Order to the Master Agreement (the “Run Order,” and together with the Build Order, the “Orders,” and together with the Master Agreement, the “Bestow Agreements”). The Bestow Agreements were each executed by both parties on October 5, 2026, with an effective date of October 1, 2026.

Purpose. Under the Bestow Agreements, Bestow is obligated to configure, implement, host, operate and maintain its cloud-based platform (the "Platform") for the Company's final expense (simplified issue whole life) life insurance products (the “Final Expense Products”). The Final Expense Products are simplified issue whole life insurance products issued by CICA Life Insurance Company of America, a subsidiary of the Company licensed in 43 U.S. states, Washington, D.C. and Puerto Rico. The Final Expense Products are already approved by the regulators of and being sold through independent agent distribution channels in most of those jurisdictions. These Company-appointed agents will be able to use the platform to quote, apply, underwrite, sign and issue policies electronically. Bestow will also provide a consumer portal and policy administration functions, as well as data feeds to the Company's systems. The Company keeps responsibility for underwriting rules, product pricing, regulatory filings, agent licensing and appointment, commissions and claims adjudication.

The Platform, as configured pursuant to the Orders, provides a fully white-labeled, branded, end-to-end digital platform enabling the Company’s appointed agents to sell the Company's Final Expense Products and additional covered products to consumers and enabling consumers to manage their policies post-purchase. The Platform supports sales in all states where the applicable agent is licensed and the Final Expense Product is filed and approved.

The Company believes that the relationship with Bestow will support the modernization of the Company's technology infrastructure and enhance the administration and distribution capabilities associated with its insurance products.

Overview of the Master Agreement

The Master Agreement governs all Orders executed thereunder and controls in the event of any conflict with an Order, unless the applicable Order expressly identifies the specific provision of the Master Agreement being superseded. Under the Master Agreement, the Company receives a nonexclusive, non-assignable, non-sublicensable, fee-bearing, limited right to access and use the Platform solely for the Company’s business operations. No software is licensed, sold, or transferred to the Company; the Company receives only hosted access to the Platform. The Platform includes all software, tools, modules, features, and functionalities made available as a hosted service, including all updates, upgrades, subsequent versions, and documentation. The Master Agreement also governs the provision of maintenance and support services, implementation services, professional services, training, and integrations with the Company’s designated systems, each as further described in applicable Orders and statements of work.

Affiliates of the Company may acquire services under the Master Agreement by executing their own orders in their own corporate names. Each such affiliate order constitutes a separate agreement, and the applicable affiliate is solely responsible for its obligations thereunder.

Implementation Services

Under the Build Order, Bestow will use its agile development methodology to complete platform configuration and implementation of the Final Expense Products no later than December 15, 2026, unless the parties agree to adjust that date. The Company will pay Bestow a development fee in 36 monthly installments.

Ongoing Services and Fees

The Run Order governs the Company’s ongoing access to and use of Bestow's platform, and Bestow’s ongoing operation, hosting, maintenance, and support of the platform and related services, following the launch date for each covered product (the “Run Phase”). The Run Order is structured to allow the Company to add additional insurance products to the platform during the Run Phase by executing additional product schedules and amendments to the consolidated payment schedule, without requiring a separate run order or amendment to the Master Agreement. The Run Order is independent of and does not amend the Build Order.

Under the Run Order, the Company will pay Bestow:
•an annual subscription fee;
•a committed application fee based on a minimum annual volume of applications, payable whether or not the minimum volume is reached;
•per-application fees for volume above the minimum; and
•certain third-party underwriting data, identity verification and payment processing costs, which Bestow passes through at cost.

The fees for both the Orders assume that by March 31, 2027, the Company and Bestow will execute an updated product schedule to add additional insurance products to the platform. If these products are not added to the Run Order by such date, the development fee and annual subscription fee will increase prospectively, with a true-up for amounts already invoiced.

Beginning in 2029, the per-application fee may increase each year based on CPI, subject to a floor.

Term and Termination. The initial term of each Order runs through December 31, 2030. The Company may renew for up to two additional one-year terms. Either party may terminate an order for an uncured material breach, with a 30-day cure period. The Company may also terminate for:
•a material adverse change affecting Bestow;
•Bestow's insolvency; or
•repeated failure to meet service-level requirements.

Other Terms. The Master Agreement includes customary terms on:
•data security, confidentiality, privacy and guardrails on the use of AI
•service levels, including 99.9% monthly availability with service credits
•intellectual property ownership, under which the Company owns specified customer deliverables
•restrictions on Bestow's use of generative AI in insurance decision-making
•audit rights
•mutual indemnities
•limitations of liability

Relationships. Other than the Bestow Agreements, there is no material relationship between the Company or its affiliates and Bestow.

The foregoing description of the Bestow Agreements does not purport to be complete and is qualified in its entirety by reference to the Bestow Agreements, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Sheryl Kinlaw
Chief Legal Officer and Secretary
Date: October 9, 2026